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                                                                    EXHIBIT 10.1

                              WEYERHAEUSER COMPANY
                                 2004 LONG-TERM
                                 INCENTIVE PLAN

                                                        Approved by Shareholders
                                                                  April 13, 2004

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                              WEYERHAEUSER COMPANY
                          2004 LONG-TERM INCENTIVE PLAN

SECTION   1.  PURPOSE AND ESTABLISHMENT                                                1
        1.1   Purpose                                                                  1
        1.2   Replacement Plan                                                         1
SECTION   2.  DEFINITIONS                                                              1
SECTION   3.  ADMINISTRATION                                                           6
        3.1   Administration of the Plan                                               6
        3.2   Administration and Interpretation by Committee                           6
SECTION   4.  SHARES SUBJECT TO THE PLAN                                               7
        4.1   Authorized Number of Shares                                              7
        4.2   Share Usage                                                              8
        4.3   Limitations                                                              8
SECTION   5.  ELIGIBILITY                                                              9
SECTION   6.  AWARDS                                                                   9
        6.1   Form and Grant of Awards                                                 9
        6.2   Evidence of Awards                                                       9
        6.3   Deferrals                                                                9
SECTION   7.  OPTIONS                                                                 10
        7.1   Grant of Options                                                        10
        7.2   Option Exercise Price                                                   10
        7.3   Terms of Options                                                        10
        7.4   Exercise of Options                                                     10
        7.5   Payment of Exercise Price                                               10
        7.6   Post-Termination Exercise                                               11
        7.7   Incentive Stock Options                                                 11
SECTION   8.  STOCK APPRECIATION RIGHTS                                               12
        8.1   Grant of Stock Appreciation Rights                                      12
        8.2   Payment of SAR Amount                                                   12
SECTION   9.  RESTRICTED STOCK AND STOCK UNITS                                        12
        9.1   Grant of Restricted Stock and Stock Units                               12
        9.2   Issuance of Shares                                                      13
        9.3   Dividends and Distributions                                             13
SECTION  10.  PERFORMANCE SHARES AND PERFORMANCE UNITS                                13
       10.1   Grant of Performance Shares                                             13
       10.2   Grant of Performance Units                                              13
SECTION  11.  PERFORMANCE CRITERIA                                                    14
       11.1   Awards Subject to Performance Goals                                     14
       11.2   Use and Calculation of Performance Criteria                             14
SECTION  12.  OTHER STOCK OR CASH BASED AWARDS                                        14
SECTION  13.  WITHHOLDING                                                             15
SECTION  14.  ASSIGNABILITY                                                           15
SECTION  15.  AMENDMENT AND TERMINATION                                               15

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
       15.1   Amendment, Suspension or Termination of the Plan                        16
       15.2   Term of the Plan                                                        16
       15.3   Consent of Participant                                                  16
SECTION  16.  GENERAL                                                                 16
       16.1   No Individual Rights                                                    16
       16.2   Issuance of Shares                                                      16
       16.3   No Rights as a Shareholder                                              17
       16.4   Compliance with Laws and Regulations                                    17
       16.5   Participants in Other Countries                                         17
       16.6   No Trust or Fund                                                        17
       16.7   Successors                                                              18
       16.8   Severability                                                            18
       16.9   Choice of Law                                                           18
      16.10   Treatment of Awards Following a Change in Control                       18
SECTION  17.  EFFECTIVE DATE                                                          19

                                                                              ii
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                              WEYERHAEUSER COMPANY
                          2004 LONG-TERM INCENTIVE PLAN

                      SECTION 1. PURPOSE AND ESTABLISHMENT

      1.1   PURPOSE

      The purposes of this 2004 Long-Term Incentive Plan (the "Plan") is to promote the interests of Weyerhaeuser Company (the "Company") and its shareholders by attracting, retaining and motivating employees, officers and directors key to the growth and success of the Company by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company's shareholders.

      1.2   REPLACEMENT PLAN

      This Plan will replace the Company's 1998 Long-Term Incentive Compensation Plan and 1992 Long-Term Incentive Compensation Plan (collectively, the "Prior Plans"). No further grants may be made under the Prior Plans on or after the date the Plan is approved by shareholders of the Company. Shares of Common Stock reserved for issuance under the 1998 Plan in excess of the number of shares as to which awards have been made as April 12, 2003, will no longer be available for issuance on or after the date of shareholder approval of the Plan.

                             SECTION 2. DEFINITIONS

      As used in the Plan, the following definitions apply to the terms indicated below:

      2.1 "AWARD" means any Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

      2.2 "BENEFICIAL OWNER" has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

      2.3   "BOARD" means the Board of Directors of the Company.

      2.4 "CHANGE IN CONTROL" or "CIC" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

            (a) Any Person, but excluding the Company and any subsidiary of the Company and any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company (collectively, "Excluded Persons"), directly or indirectly, becomes the Beneficial Owner of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities with respect to

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the election of directors of the Company and such ownership continues for at least a period of 30 days (with the end of such period being deemed the effective date of the CIC); or

            (b) During any 24-consecutive month period, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority of the Board, provided, however, that except as set forth in the following sentence, an individual who becomes a member of the Board subsequent to the beginning of the 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such period) or by prior operation of the provisions of this Section 2.4(b). Notwithstanding the proviso set forth in the preceding sentence, if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, then such individual shall not be considered an Incumbent Director. For purposes of this Section 2.4(b), if at any time individuals who initially assumed office as a result of or in connection with an arrangement or understanding between the Company and any Person (an "Entity Designee") constitute at least one-half of the Board, none of such Entity Designees shall be considered Incumbent Directors from that time forward; or

            (c) There is consummated:

                  (i)   a plan of complete liquidation of the Company; or

                  (ii) a sale or disposition of all or substantially all the Company's assets in one or a series of related transactions; or

                  (iii) a merger, consolidation, or reorganization of the
                        Company or the acquisition of outstanding Common Stock and as a result of or in connection with such transaction (A) 35% or more of the outstanding Common Stock or the voting securities of the Company outstanding immediately prior thereto or the outstanding shares of common stock or the combined voting power of the outstanding voting securities of the surviving entity are owned, directly or indirectly, by any other corporation or Person other than (x) an Excluded Person or (y) a Person who is, or if such Person beneficially owned 5% or more of the outstanding Common Stock would be, eligible to report such Person's beneficial ownership on Schedule 13G pursuant to the rules under
                        Section 13(d) of the Exchange Act or (z) a Person that has entered into an agreement with the Company pursuant to which such Person has agreed not to acquire additional voting securities of the Company (other than pursuant to the terms of such agreement), solicit proxies with respect to the Company's voting securities or otherwise participate in any contest relating to the election of directors of the Company, or take other actions that could result in a Change in Control of the Company; provided that this exclusion shall apply only so long as such agreement shall remain in effect, or (B) the voting securities of the Company outstanding immediately prior thereto do not immediately after such transaction continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

      2.5 "CHANGE IN CONTROL PRICE" means, with respect to a share of Common Stock, the higher of (i) the highest reported sales price, regular way, of such share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed during the 60-day period prior to and including the date of the Change in Control or
(ii) if the Change in Control is the result of a tender or exchange offer or a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company, the highest price per such share of Common Stock paid in such transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be the Fair Market Value of such share of Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised or deemed exercised pursuant to Section 16.10(b). To the extent the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

      2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      2.7   "COMMITTEE" has the meaning set forth in Section 3.1.

      2.8 "COMMON STOCK" means the common stock, par value $1.25 per share, of the Company.

      2.9   "COMPANY" means Weyerhaeuser Company, a Washington corporation.

      2.10 "COVERED EMPLOYEE" means a "covered employee" as that term is defined in Section 162(m) of the Code or any successor provision.

      2.11 "DISABILITY" means "Disability" as defined by the Committee or the Company's vice president of human resources for purposes of the Plan or an Award, or in the instrument evidencing the Award, or in a written employment or services agreement.

      2.12  "EFFECTIVE DATE" has the meaning set forth in Section 17.

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      2.13  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

      2.14 "FAIR MARKET VALUE" means the average of the high and low per share trading prices (or the average of the opening and closing prices, or the closing price, if so determined by the Committee) for the Common Stock as reported on the consolidated transaction reporting system for New York Stock Exchange issues during regular session trading or such other source the Committee deems reliable for a single trading day or an average of trading days not to exceed 30 days from the Grant Date or other date on which the Fair Market Value is determined, at the Committee's discretion.

      2.15 "GRANT DATE" means the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

      2.16 "INCENTIVE STOCK OPTION" means an Option granted with the intention that it qualify as an "incentive stock option" as that term is defined in
Section 422 of the Code or any successor provision.

      2.17 "LAYOFF" means "Layoff" as defined by the Committee or the Company's vice president of human resources for purposes of the Plan or an Award or in the instrument evidencing the Award or in a written employment or services agreement.

      2.18 "NON-QUALIFIED STOCK OPTION" means an Option other than an Incentive Stock Option.

      2.19 "NON-RECURRING ITEMS" means non-recurring items deemed not reflective of the Company's core operating performance, including, but not limited to, exogenous events, acquisitions, divestitures, changes in accounting principles or "extraordinary items" determined under generally accepted accounting principles.

      2.20  "OPTION" means a right to purchase Common Stock granted under
Section 7.

      2.21 "PARTICIPANT" means any eligible person as set forth in Section 5 to whom an Award is granted.

      2.22  "PERFORMANCE CRITERIA" has the meaning set forth in Section 11.1.

      2.23  "PERFORMANCE SHARE" has the meaning set forth in Section 10.1.

      2.24  "PERFORMANCE UNIT" has the meaning set forth in Section 10.2.

      2.25 "PERSON" means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof, and as used in Section 13(d) and 14(d) of the Exchange Act, including a "group" as defined in Section 13(d).

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      2.26  "PLAN" means the Weyerhaeuser Company 2004 Long-Term Incentive
Compensation Plan.

      2.27  "PRIOR PLANS" has the meaning set forth in Section 1.2.

      2.28 "RELATED COMPANY" means any entity that is directly or indirectly controlled by the Company.

      2.29 "RESTRICTED STOCK" means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

      2.30 "RETIREMENT" means "Retirement" as defined by the Committee or the Company's vice president of human resources for purposes of the Plan or an Award or in the instrument evidencing the Award or in a written employment or services agreement.

      2.31 "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

      2.32  "STOCK APPRECIATION RIGHT" has the meaning set forth in Section 8.1.

      2.33 "STOCK UNIT" means an Award granted under Section 9 denominated in units of Common Stock.

      2.34 "SUBSTITUTE AWARDS" means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

      2.35 "TERMINATION OF SERVICE," unless otherwise defined by the Committee or the Company's vice president of human resources or in the instrument evidencing the Award or in a written employment or services agreement, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability, Retirement, or Layoff. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company's vice president of human resources or by the Committee with respect to officers subject to the reporting requirements of Section 16(a) of the Securities Act, and such determination shall be final. Transfer of a Participant's employment or service relationship between wholly owned subsidiaries of the Company, or between the Company and any wholly owned subsidiaries of the Company, shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant's employment or service relationship is with an entity that has ceased to be a Related Company.

                            SECTION 3. ADMINISTRATION

      3.1   ADMINISTRATION OF THE PLAN

      The Plan shall be administered by the Compensation Committee of the Board. Notwithstanding the foregoing, the Board or the Compensation Committee may delegate responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board or the Compensation Committee deems appropriate, except with respect to benefits to non-employee directors and to officers subject to Section 16 of the Exchange Act or officers who are or may be Covered Employees. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of eligible persons, within limits specifically prescribed by the Board or the Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the "Committee" shall be, as applicable, to the Compensation Committee, or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

      3.2   ADMINISTRATION AND INTERPRETATION BY COMMITTEE

      Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the eligible persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Award to be granted to each Participant under the Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (d) determine the terms and conditions of any Award granted under the Plan; (e) approve the forms of agreements for use under the Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (j) delegate ministerial duties to such of the Company's officers as it so determines; and (k) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any eligible person. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

                      SECTION 4. SHARES SUBJECT TO THE PLAN

      4.1   AUTHORIZED NUMBER OF SHARES

            (a) Subject to adjustment from time to time as provided in this
Section 4.1, the maximum number of shares of Common Stock available for issuance under the Plan shall be 17,000,000.

            (b) In the event a company acquired by the Company or with which the Company combines ("Acquisition Party") has shares available for awards or grants under a pre-existing plan not adopted in contemplation of such acquisition or combination, to the extent determined by the Committee or the Board, a number of shares of Common Stock determined by applying the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the Acquisition Party to the number of shares available for grant under the terms of such pre-existing plan shall be available for Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan; provided, that such Awards shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination; and provided, further, that such Awards shall be made only to individuals who were not employees or non-employee directors of the Company or a Related Company prior to such acquisition or combination.

            (c) Shares available for issuance under the Plan shall be increased by any shares subject to outstanding awards under the Company's Prior Plans on the date of shareholder approval of the Plan that cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares of Common Stock), up to an aggregate maximum of 1,939,181 shares, subject to adjustment from time to time as provided in this Section 4.1, which shares of Common Stock shall cease, as of such date, to be available for grant and issuance under the Prior Plans, but shall be available for issuance under the Plan.

            (d) In the event, at any time or from time to time, a stock dividend, stock split, reverse stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company's corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefore or received in their place, being exchanged for a different number or kind of securities of the Company or of any other company or
(ii) new, different or additional securities of the Company or of any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (A) the maximum number and kind of securities available for issuance under the Plan; (B) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (C) the maximum number and kind of securities that may be issued to an individual in any one calendar year as set forth in Section 4.3; (D) the maximum number and kind of securities that may be made subject to the different types of Awards available under the Plan; and (E) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

            (e) The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

            (f) Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

      4.2   SHARE USAGE

            (a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award based on shares is settled for cash, or lapses, expires, terminates or is canceled prior to the issuance of shares thereunder, the shares subject to such Awards shall again be available for issuance under the Plan. In the event that any Option or other Award granted hereunder is exercised through the tendering of shares (either actually or by attestation) or in the event that withholding tax liabilities arising from such Award are satisfied by the tendering of shares or by the withholding of shares by the Company, the number of shares of Common Stock issued net of the shares of Common Stock tendered or withheld shall be counted for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. In addition, Substitute Awards shall not reduce the shares of Common Stock authorized for issuance under the Plan. The number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, Stock Units, Performance Shares or Performance Units. All shares issued under the Plan shall be authorized and unissued shares.

            (b) The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

            (c) Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall be 18,939,181, subject to adjustment as provided in Section 4.1(d); and provided, further, that for purposes of Section 4.3, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

      4.3   LIMITATIONS

            (a) Subject to adjustment as provided in Section 4.1(d), no Participant shall be eligible to receive in any one calendar year (i) Options or Stock Appreciation Rights under the Plan relating to more than 500,000 shares of Common Stock or (ii) Restricted Stock, Stock Units, Performance Shares or Performance Units under the Plan aggregating more than 200,000 shares of Common Stock.

            (b) Subject to adjustment as provided in Section 4.1(d), the aggregate number of shares that may be issued pursuant to Awards granted under the Plan (other than Awards of Options or Stock Appreciation Rights) shall not exceed 20% of the authorized number of shares pursuant to Section 4.1(a).

            (c) Subject to adjustment as provided in Section 4.1(d), the aggregate number of shares that may be issued pursuant to Awards granted under the Plan (other than Awards of Options or Stock Appreciation Rights) that (i) are not (A) subject to restrictions based on the satisfaction of specified performance goals or (B) granted in lieu of the payment of performance-based cash incentive awards; or (ii) contain no restrictions or contain restrictions based solely on continuous employment or services for less than three years (except where Termination of Service occurs by reason of death, Retirement, Disability or Layoff) shall not exceed 5% of the authorized number of shares pursuant to Section 4.1(a).

                             SECTION 5. ELIGIBILITY

      An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. The above are "eligible persons."

                                SECTION 6. AWARDS

      6.1   FORM AND GRANT OF AWARDS

      The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award.

      6.2   EVIDENCE OF AWARDS

      Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

      6.3   DEFERRALS

      The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents.

                               SECTION 7. OPTIONS

      7.1   GRANT OF OPTIONS

      The Committee may grant Options designated as Incentive Stock Options or Non-qualified Stock Options.

      7.2   OPTION EXERCISE PRICE

      The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock for the Grant Date, except in the case of Substitute Awards. In no event shall the Committee, without the prior approval of the Company's shareholders, cancel any outstanding Option for the purpose of reissuing the Option to the Participant at a lower exercise price or reduce the exercise price of an outstanding Option.

      7.3   TERMS OF OPTIONS

      Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Committee or, if not so established, shall be 10 years from the Grant Date.

      7.4   EXERCISE OF OPTIONS

            (a) The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

            (b) To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery as directed by the Company to the Company or a brokerage firm designated or approved by the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

      7.5   PAYMENT OF EXERCISE PRICE

      The exercise price for shares purchased under an Option shall be paid in full as directed by the Company to the Company or a brokerage firm designated or approved by the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include: (a) check; (b) wire transfer; (c) tendering by attestation shares of Common Stock already owned by the Participant for at least six months (or any shorter period sufficient to avoid a charge to the Company's earnings for financial reporting purposes) that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option; (d) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any tax withholding obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or (e) such other consideration as the Committee may permit in its sole discretion, including, where permitted by law and the Committee, other Awards. Notwithstanding the foregoing, if the Company becomes subject to new accounting rules applicable to equity-based compensation, and is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor or other standard), the Committee shall have the sole discretion to substitute, without receiving Participant permission, SARs paid only in stock for outstanding Options; provided, the terms of the substituted stock SARs are the same as the terms for the Options, the number of shares underlying the number of stock SARs equals the number of shares underlying the Options and the difference between the Fair Market Value of the underlying Shares and the Grant Price of the SARs is equivalent to the difference between the Fair Market Value of the underlying Shares and the Option Price of the Options.

      7.6   POST-TERMINATION EXERCISE

      The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

      7.7   INCENTIVE STOCK OPTIONS

      The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options.

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                      SECTION 8. STOCK APPRECIATION RIGHTS

      8.1   GRANT OF STOCK APPRECIATION RIGHTS

      The Committee may grant stock appreciation rights ("Stock Appreciation Rights" or "SARs") to Participants at any time. A SAR may be granted in tandem with an Option or alone ("freestanding"). The grant price of a tandem SAR shall be equal to the exercise price of the related Option, and the grant price of a freestanding SAR shall be equal to the Fair Market Value of the Common Stock for the Grant. A SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Committee or, if not so established, shall be 10 years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

      8.2   PAYMENT OF SAR AMOUNT

      Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the market price at which the shares of Common Stock are trading on the New York Stock Exchange as of the time of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

                   SECTION 9. RESTRICTED STOCK AND STOCK UNITS

      9.1   GRANT OF RESTRICTED STOCK AND STOCK UNITS

      The Committee may grant Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or a Related Company or the achievement of any of the Performance Criteria set forth in Section 11.1), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

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      9.2   ISSUANCE OF SHARES

      Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant's release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

      9.3   DIVIDENDS AND DISTRIBUTIONS

      Participants holding shares of Restricted Stock or Stock Units may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

              SECTION 10. PERFORMANCE SHARES AND PERFORMANCE UNITS

      10.1  GRANT OF PERFORMANCE SHARES

      The Committee may grant Awards of performance shares ("Performance Shares") and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the performance period and the other terms and conditions of each such Award. Each Award of Performance Shares shall, upon the attainment of performance goals and other terms and conditions specified by the Committee, entitle the Participant to a payment in the form established by the Committee. The form of payment may be in cash, shares of Common Stock, Options, Share Appreciation Rights, Restricted Stock or other awards or any combination of cash, shares of Common Stock, Share Appreciation Rights, Restricted Stock or other awards. Notwithstanding satisfaction of any performance goals, the number of shares of Common Stock issued under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion. However, the Committee may not, in any event, increase the number of shares of Common Stock earned upon satisfaction of any performance goal by any Covered Employee.

      10.2  GRANT OF PERFORMANCE UNITS

      The Committee may grant Awards of performance units ("Performance Units") and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall entitle the Participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of

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

any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion. However, the Committee may not, in any event, increase the amount earned under Awards of Performance Units upon satisfaction of any performance goal by any Covered Employee, and the maximum amount earned by such Covered Employee in any calendar year may not exceed $5,000,000. The Committee, in its discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Unit.

                        SECTION 11. PERFORMANCE CRITERIA

      11.1  AWARDS SUBJECT TO PERFORMANCE GOALS

      Awards of Restricted Stock, Stock Units, Performance Shares, Performance Units and other Awards made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more of the following business criteria within the meaning of Section 162(m) of the Code: profits (including, but not limited to, profit growth, net operating profit or economic profit); profit-related return ratios; return measures (including, but not limited to, return on assets, capital, equity or sales); cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings (including, but not limited to, earnings growth, net earnings, earnings per share, or earnings before or after taxes); net sales growth; net income (before or after taxes, interest, depreciation and/or amortization); gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; cost reduction; cash value added; operating efficiency; customer satisfaction; and working capital targets ("Performance Criteria"). Performance Criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

      11.2  USE AND CALCULATION OF PERFORMANCE CRITERIA

      Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company. Any Performance Criteria may include or exclude Non-recurring Items. Performance Criteria shall be calculated in accordance with (a) the Company's financial statements or generally accepted accounting principles, or (b) under a methodology established by the Committee prior to the issuance of an Award that is consistently applied and identified in the audited financial statements, including footnotes, or the Management's Discussion and Analysis section of the Company's annual report. The Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the satisfaction of any Performance Criteria.

                  SECTION 12. OTHER STOCK OR CASH BASED AWARDS

      In addition to the Awards described in Sections 7 through 10, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate; provided, however, that the maximum

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

amount that any Participant shall be eligible to receive in any one calendar year shall be $5,000,000.

                             SECTION 13. WITHHOLDING

            (a) The Company may require the Participant to pay to the Company the amount of (i) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award ("tax withholding obligations") and (ii) any amounts due from the Participant to the Company or to any Related Company ("other obligations"). The Company shall not be required to issue any shares of Common Stock under the Plan until such tax withholding obligations and other obligations are satisfied.

            (b) The Committee may permit or require a Participant to satisfy all or part of his or her tax withholding obligations and other obligations by (i) paying cash to the Company, (ii) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant,
(iii) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations (up to the employer's minimum required tax withholding rate if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or (iv) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations (up to the employer's minimum required tax withholding rate to the extent the Participant has owned the surrendered shares for less that six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes).

                            SECTION 14. ASSIGNABILITY

      No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except that to the extent permitted by the Committee, in its sole discretion, a Participant may designate one or more beneficiaries on a Company-approved form who may receive payment under an Award after the Participant's death. During a Participant's lifetime, an Award may be exercised only by the Participant.

                      SECTION 15. AMENDMENT AND TERMINATION

      15.1  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

      The Board or the Compensation Committee of the Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan.

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

      15.2  TERM OF THE PLAN

      Unless sooner terminated as provided herein, the Plan shall terminate on April 13, 2013. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than 10 years after April 13, 2004.

      15.3  CONSENT OF PARTICIPANT

      The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any outstanding Award under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 4.1 shall not be subject to these restrictions.

                               SECTION 16. GENERAL

      16.1  NO INDIVIDUAL RIGHTS

            (a) No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

            (b) Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without cause.

      16.2  ISSUANCE OF SHARES

            (a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

            (b) The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any

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

such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

            (c) To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

      16.3  NO RIGHTS AS A SHAREHOLDER

      Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment or services agreement, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

      16.4  COMPLIANCE WITH LAWS AND REGULATIONS

      Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

      16.5  PARTICIPANTS IN OTHER COUNTRIES

      The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

      16.6  NO TRUST OR FUND

      The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

      16.7  SUCCESSORS

      All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

      16.8  SEVERABILITY

      If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

      16.9  CHOICE OF LAW

      The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.

      16.10 TREATMENT OF AWARDS FOLLOWING A CHANGE IN CONTROL

            (a) Notwithstanding any other provision in the Plan to the contrary, upon the occurrence of a Change in Control, unless otherwise provided in the instrument evidencing the Award or in a written employment or other agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

                  (i) Any and all Options and Stock Appreciation Rights shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term;

                  (ii) Any restriction periods and restrictions imposed on Restricted Stock or Stock Unit Awards that are not performance-based shall lapse;

                  (iii) The target pay out opportunities attainable under all outstanding Awards that are performance-based shall be deemed to have been fully earned for the entire performance period(s) and deferral or other restriction shall lapse and such Awards shall be immediately settled or distributed;

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

                  (iv) The restrictions and deferral limitations and other conditions applicable to any other Stock Unit Awards or any other awards shall lapse, and such other Stock Unit Awards or such other awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

            (b) Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), if the Committee shall determine at, or at any time after, the time of grant, a Participant holding an Option or Stock Appreciation Right shall have the right, whether or not the Option or Stock Appreciation Right is fully exercisable and in lieu of the payment of the purchase price for the shares of Common Stock being purchased under the Option or Stock Appreciation Right and by giving notices to the Company, to elect (within the Exercise Period) to surrender all or part of the Option or Stock Appreciation Right to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share on the date of such election shall exceed the purchase price per share of Common Stock under the Option or Stock Appreciation Right (the "spread") multiplied by the number of shares of Common Stock granted under the Option or Stock Appreciation Right as to which the right granted under this Section 16.10(b) shall have been exercised.

                           SECTION 17. EFFECTIVE DATE

      The Plan shall become effective (the "Effective Date") immediately following shareholder approval of the Plan.

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